CONTRACT

THIS CONTRACT, entered into this the 1st day of October, 2004 , by and between EMTA Corp (EMTA) of 7320 E. Butherus Dr, Suite 205city of Scottsdale, state of Arizona 85260, and Corporate Architects, Inc. (CAI) of 7320 East Butherus Drive, Suite 206, city of Scottsdale, state of Arizona 85260.

FOR AND IN CONSIDERATION OF the mutual promises and benefits of the parties, they do hereby agree to the following:

1. EMTA Corp agrees to hire CAI to perform the following: President and Chief Executive Officer Duties to EMTA Corp, 7320 E. Butherus Drive, Suite 205, Scottsdale, Arizona 85260.
2. EMTA Corp agrees to pay CAI $7,500. for month beginning October 2004 for corporate and consulting services. Monthly fee may be varied by mutual consent of the two parties of this agreement.
3. CAI agrees to perform service that may include: over-all management responsibilities, financing, oversee development and execution of sales and marketing plans, financial operations, approval authority for all operations that may be necessary or requested for manage of EMTA Corp, Inc. or other related ventures of mutual interest.
4. EMTA Corp acknowledges that CAI is free to set their work schedule related to the work performed.
5. EMTA Corp acknowledges that it will reimburse CAI for travel and other direct expenses incurred by CAI in EMTA Corp's behalf if such travel or direct expenses is requested by EMTA Corp.
6. CAI acknowledges that it will supply office space, computer equipment, software, line and cellular phones, Fax machines, pagers and message equipment necessary to provide the above services.
7. This consulting agreement will terminate in the event that CAI Architects, Inc.'s principal is offered and accepts an employment contract with EMTA Corp, Inc.

This contract is the entire agreement between the parties and can only be modified in writing with both parties' signatures. The contract binds and benefits both parties, their successors, and assigns. Time is of the essence of this contract. The contract shall be governed by the laws of Arizona. Venue shall be Scottsdale.

The parties have signed this contract on the date specified above.

EMTA Corp/Corporate Architects, Inc.

by: [signature]

Edmond L. Lonergan

Its: President